Exhibit T3E-7
LATHAM & WATKINS LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606-6401
(312) 876-7700
David S. Heller
Richard A. Levy
Keith A. Simon

Email:	david.heller@lw.com richard.levy@lw.com keith.simon@lw.com
-and-
LATHAM & WATKINS LLP
885 Third Avenue, Suite 1000
New York, NY 10022
(212) 906-1200
Henry P. Baer, Jr. (HB-3866)
Joseph Furst, III (JF-6136)

Email:	henry.baer@lw.com joseph.furst @lw.com
Counsel for Debtors and Debtors-in-Possession
Bally Legal Information Hotline:
Toll Free: (888) 251-3046
Bally Legal Information Website:
http://www.kccllc.net/bally
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:			)	Chapter 11
)
	BALLY TOTAL FITNESS OF		)
	GREATER NEW YORK, INC., et al.,		)	Case No. 07-12395 (BRL)
)
		Debtors.	)
			)	Jointly Administered

NOTICE OF ISSUANCE OF PRESS RELEASE
     PLEASE TAKE NOTICE THAT, as described in the attached press dated August 16, 2007, the above-captioned debtors (the “Debtors”) have reached agreement with holders of more than 55% of their Prepetition Senior Notes and holders of more than 80% of their Prepetition Senior Subordinated Notes regarding the terms of modifications to their Joint Prepackaged Chapter 11 Plan of Reorganization and related plan documents.
     PLEASE TAKE FURTHER NOTICE THAT the Debtors are revising the applicable plan of reorganization documents to reflect the terms of such agreement and will promptly file the finalized documents with the Bankruptcy Court. Once filed, such documents will be available free of charge on the SEC’s website at http://www.sec.gov, as well as on the Debtors’ Chapter 11 website at http://www.kccllc.net/bally.
     PLEASE TAKE FURTHER NOTICE THAT copies of such documents will also be made available at the hearing to approve the modified plan documents, which is scheduled to be heard by the Honorable Judge Lifland, United States Bankruptcy Judge, in court room 623 of the United States Bankruptcy Court, One Bowling Green, New York, NY 10004, on August 21, 2007 at 10 a.m. (prevailing Eastern time) (the “Approval Hearing”).
     PLEASE TAKE FURTHER NOTICE THAT the Debtors reserve all rights to make additional modifications to their plan of reorganization documents at any time either before or during the Approval Hearing.

Dated: August 16, 2007		Respectfully submitted,
New York, NY
LATHAM & WATKINS LLP

	By:	/s/ David S. Heller
David S. Heller
Richard A. Levy
Keith A. Simon
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606-6401
Telephone: (312) 876-7700
Facsimile: (312) 993-9767

-and-

	By:	/s/ Henry P. Baer, Jr.
Henry P. Baer, Jr. (HB-3866)
Joseph Furst, III (JF-6136)
885 Third Avenue, Suite 1000
New York, New York 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864

Counsel for Debtors and Debtors-in-Possession

Exhibit A
[Press Release]